UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2012

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ServiceSource International, Inc. (the "Company") announced today that Jeffrey M. Bizzack will become Vice Chairman of the Company, effective October 5, 2012. As a result, Mr. Bizzack will leave his position as President of the Company, also effective October 5, 2012. Mr. Bizzack will remain in the Vice Chairman role until June 30, 2013 or such later date as he and the Company may agree. Mr. Bizzack joined the Company in August 2009, and has been instrumental in driving the Company's growth and expansion over the past three years. Mr. Bizzack's change of title and role does not involve any controversy or disagreement with the Company.

On October 5, 2012, the Company and Mr. Bizzack entered into a Separation and Consulting Agreement and Release (the "Agreement") detailing the terms of Mr. Bizzack's transition and services to be provided to the Company. The Agreement acts as an amendment to Mr. Bizzack's existing employment agreement with the Company dated as of October 20, 2010 (the "Employment Agreement") as described below. Under the Agreement, Mr. Bizzack will remain a full-time employee through December 31, 2012. Beginning January 1, 2013, Mr. Bizzack will serve as Vice Chairman in a consulting capacity. Mr. Bizzack will continue to receive his same level of compensation and benefits through December 31, 2012, and will remain eligible to receive any bonus earned under the 2012 Corporate Incentive Plan pursuant to its terms if and when the Company pays out a bonus under such plan. Mr. Bizzack also will be eligible to receive health insurance reimbursement from the Company for up to three months after his employment ends. During the term of the consulting period, Mr. Bizzack will continue to vest in his equity awards and, upon the termination of all of his services to the Company, his equity awards will remain exercisable for the standard 90 day period. In addition, pursuant to the Agreement, if the Company terminates Mr. Bizzack's employment prior to December 31, 2012 without "cause" (as defined in Employment Agreement) or if the consulting services are terminated prior to June 30, 2013 by the Company for any reason other than "cause," Mr. Bizzack's outstanding equity awards will have their vesting accelerated to June 30, 2013. In addition, the Agreement provides for Mr. Bizzack to sign a customary release of any and all claims at the time of his separation from employment and at the termination of his consulting period. Other than as noted above, there are no other compensation or severance benefits that will be earned or paid to Mr. Bizzack under the Agreement or the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul D. Warenski
Name:	Paul D. Warenski
Title:	Executive Vice President, General Counsel and Secretary